Exhibit 99.906 CERT

Section 906 Certification

The following certification is provided by the undersigned Principal Executive Officer and Principal Financial Officer of Registrant on the basis of such officers’ knowledge and belief for the sole purpose of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

Certification

In connection with the Semi-annual Report of Janus Investment Fund  (the “Registrant”) on Form N-CSR for the period ended April 30, 2005, as filed with the Securities and Exchange Commission on June 24, 2005 (the “Report”), we, Girard C. Miller, Principal Executive Officer of the Registrant, and Jesper Nergaard, Principal Accounting Officer and Principal Financial Officer of the Registrant, hereby certify, pursuant to 18 U.S.C. Section  1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)          The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Girard C. Miller
President and Chief Executive Officer of Janus Investment Fund (Principal
Executive Officer)
June 24, 2005

/s/ Jesper Nergaard
Vice President, Chief Financial Officer, Treasurer and Principal Accounting
Officer of Janus Investment Fund (Principal Accounting Officer and Principal
Financial Officer)
June 24, 2005